Exhibit 10.7

Lock-Up Agreement

________ __, _________

By Facsimile ( )	By Facsimile ((804) 648-3404)
Tai Shan Communications, Inc.	Anderson & Strudwick, Incorporated
High-tech Zone, Taian City	707 East Main Street
Xinghuo Science and Technology Park	20th Floor
1366 Zhongtianmen Dajie	Richmond, Virginia 23219
Shandong Province	Attn: L. McCarthy Downs, III,
People’s Republic of China 271000	Senior Vice President
Attn: Gary Wang
Chief Executive Officer

Re:	Lock-Up Agreement

Dear Mr. Wang and Mr. Downs:

The undersigned understands that Anderson & Strudwick, Incorporated (the “Placement Agent”), proposes to enter into a Placement Agreement with Tai Shan Communications, Inc. (the “Company”), providing for the public offering (the “Offering”), by the Placement Agent of a minimum of 1,666.667 common shares and a maximum of 2,000,000 common shares (the “Shares”).

In consideration of the Placement Agent’s agreement to undertake the Offering of the Shares on a “best efforts, minimum/maximum” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell or grant any Shares or any securities convertible into or exercisable or exchangeable for the Shares or any warrants to purchase the Shares (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of (a) as to one-half ( 1/2) of the Shares now or in the future beneficially owned by the undersigned, ninety (90) days after the date of effectiveness or commencement of sales of the public offering and (b) as to the other one-half of such Shares now or in the future beneficially owned by such individual, one hundred ninety (190) days after the date of effectiveness or commencement of sales of the public offering. The obligations under this lock-up period are separate from any obligations that may relate to the Make Good Escrow Agreement to be entered between the Placement Agent, an escrow agent, the Company and certain shareholders of the Company on the date hereof.

The undersigned understands that the Company, the Placement Agent and the Representatives will proceed with the Offering in reliance upon this Lock-up Agreement.

Very truly yours,

By:
Name: Its: